Exhibit 99.1

RISK FACTORS

InVivo Therapeutics Holdings Corp. (“we”, “us”, or “our”) is filing information for the purposes of updating and superseding the risk factor disclosure contained in our prior public filings, including those previously set forth in Part II, Item IA, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2017, and our Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the SEC on October 30, 2017.

Certain factors may have a material adverse effect on our business, financial condition, and results of operations. You should consider carefully the risks and uncertainties described below, in addition to other information contained in our other filings with the SEC, in evaluating us and our business. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected.

Risks Related to Our Financial Position and Need for Additional Capital

There is substantial doubt about our ability to continue as a going concern, which will affect our ability to obtain future financing and may require us to curtail our operations.  Our clinical trial has been on hold since July 2017 and we may not be successful at defining a clinical path forward, and, even if we are, we may not be able to raise the funds to complete such clinical path, either of which may cause us to curtail or cease operations.

In July 2017, enrollment of patients in The INSPIRE Study of our Neuro-Spinal Scaffold implant was placed on hold following the third patient death in the trial.  Since our clinical trial was put on hold in July 2017, we have been in discussions with the Food and Drug Administration (the “FDA”) to define a clinical path forward.  As part of the ongoing discussions with the FDA we have proposed a randomized controlled trial to supplement the existing clinical evidence for the Neuro-Spinal Scaffold implant.  We do not anticipate reopening enrollment in The INSPIRE Study and we expect to provide additional clarity on our clinical path forward in the second quarter of 2018.  We are required to obtain FDA approval before we will be permitted to resume any clinical trials with respect to Neuro-Spinal Scaffold implant.  We cannot be certain that we will be able to define a clinical path forward, or that we will be able to raise the funds necessary for the clinical path that is required by the FDA.

Our financial statements as of September 30, 2017 were prepared under the assumption that we will continue as a going concern. At September 30, 2017, we had cash, cash equivalents, and marketable securities of $17.2 million. We estimate that our existing cash resources will be sufficient to fund our operations into the third quarter of 2018.  This estimate is based on assumptions that may prove to be wrong; expenses could prove to be significantly higher, leading to a more rapid consumption of our existing resources.  In particular, we may be required to undertake clinical studies that are significantly more costly that we are anticipating.

Our current cash resources will not be sufficient to complete clinical development of our Neuro-Spinal Scaffold implant.   If we are unable to define a clinical path forward in a timely manner or in a manner that aligns with our cash resources, or it we are unable to raise capital, we may be forced to cease our operation entirely.  Even if we are able to define a clinical path forward, our ability to continue as a going concern will depend on our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce or contain expenditures, and, ultimately, to generate revenue.

If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or part of their investment. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all. Based on these factors, management determined that there is substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm expressed substantial doubt as to our ability to continue as a going concern in its report dated March 10, 2017 included in the Company’s Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on March 10, 2017.

If we are unable to raise capital when needed, we could be forced to delay, reduce, or eliminate our product development programs or commercialization efforts.

If we are able to define a viable clinical path forward, we expect our expenses will increase in connection with our ongoing activities, particularly as we undertake our proposed randomized controlled trial to supplement the existing clinical evidence for the Neuro-Spinal Scaffold implant, and seek regulatory approval for our Neuro-Spinal Scaffold implant.  In addition, if we obtain regulatory approval for any of our current or future product candidates, we expect to incur significant commercialization expenses related to manufacturing, marketing, sales, and distribution. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate our research and development programs or any future commercialization efforts.

Our future funding requirements, both near- and long-term, will depend on many factors, including, but not limited to:

•                                          the definition of a viable clinical path forward with respect to our Neuro-Spinal Scaffold implant;

•                                          the scope, progress, results, and costs of preclinical development, laboratory testing, and clinical trials for our Neuro-Spinal Scaffold implant and any other product candidates that we may develop or acquire;

•                                          future clinical trial results of our Neuro-Spinal Scaffold implant;

•                                          the timing of, and the costs involved in, obtaining regulatory approvals for the Neuro-Spinal Scaffold implant, and the outcome of regulatory review of the Neuro-Spinal Scaffold implant;

•                                          the cost and timing of future commercialization activities for our products if any of our product candidates are approved for marketing, including product manufacturing, marketing, sales, and distribution costs;

•                                          the revenue, if any, received from commercial sales of our product candidates for which we receive marketing approval;

•                                          the cost of having our product candidates manufactured for clinical trials in preparation for regulatory approval and in preparation for commercialization;

•                                          the cost and delays in product development as a result of any changes in regulatory oversight applicable to our product candidates;

•                                          our ability to establish and maintain strategic collaborations, licensing, or other arrangements and the financial terms of such agreements;

•                                          the cost and timing of establishing sales, marketing, and distribution capabilities;

•                                          the costs involved in preparing, filing, prosecuting, maintaining, defending, and enforcing our intellectual property portfolio;

•                                          the efforts and activities of competitors and potential competitors;

•                                          the effect of competing technological and market developments; and

•                                          the extent to which we acquire or invest in businesses, products, and technologies.

Identifying potential product candidates and conducting preclinical testing and clinical trials is a time-consuming, expensive, and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain regulatory approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of products that we do not expect to be commercially available for several years, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all, and if we are not successful in raising additional capital, we may not be able to continue as a going concern.

We have a limited operating history and have incurred significant losses since our inception.

We have incurred net losses each year since our inception, including net losses of $22.1 million for the nine months ended September 30, 2017. As of September 30, 2017, we had an accumulated deficit of $179.2 million. We have a limited operating history on which to base an evaluation of our business and investors should consider the risks and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets, particularly companies engaged in the development of medical devices. To date, we have not commercialized any products or generated any revenues from the sale of products, and we do not expect to generate any product revenues in the foreseeable future. We do not know whether or when we will generate revenue or become profitable. Moreover, we may allocate significant amounts of capital towards products and technologies for which market demand is lower than anticipated and, as a result, may not achieve expectations or may elect to abandon such efforts.

We have devoted most of our financial resources to research and development, including our clinical and preclinical development activities related to our Neuro-Spinal Scaffold implant. Overall, we expect our research and development expenses to be substantial and to increase for the foreseeable future as we continue the development and clinical investigation of our current and future products. We expect that it could be several years, if ever, before we have a product candidate ready for commercialization. Even if we obtain regulatory approval to market our Neuro-Spinal Scaffold implant or other products, our future revenues will depend upon the size of any markets in which our products have received approval, our ability to achieve sufficient market acceptance, reimbursement from third-party payers, and other factors.

We anticipate that we will continue to incur substantial losses for the foreseeable future and may never achieve or maintain profitability.

We expect to continue to incur significant expenses and increasing net losses for at least the next several years. We expect our expenses will increase substantially in connection with our ongoing activities, as we:

•                                          continue clinical development of our Neuro-Spinal Scaffold implant;

•                                          initiate or restart the research and development of other product candidates;

•                                          have our product candidates manufactured for clinical trials and for commercial sale;

•                                          establish a sales, marketing, and distribution infrastructure to commercialize any products for which we may obtain marketing approval;

•                                          maintain, protect, and expand our intellectual property portfolio; and

•                                          continue our research and development efforts for new product opportunities.

To become and remain profitable, we must succeed in developing and commercializing our product candidates with significant market potential. This will require us to be successful in a range of challenging activities, including completing preclinical testing and clinical trials of our current and future product candidates, developing additional product candidates, obtaining regulatory approval for these product candidates, and manufacturing, marketing, and selling any products for which we may obtain regulatory approval. We are only in the initial stages of most of these activities. We may never succeed in these activities and, even if we do, may never generate revenues that are significant enough to achieve profitability.

Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable could depress the value of our Company and could impair our ability to raise capital, expand our business, maintain our research and development efforts, diversify our product offerings, or even continue our operations. A decline in the value of our Company could cause you to lose all or part of your investment.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations, or require us to relinquish rights to our product candidates on unfavorable terms to us.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of equity offerings, debt financings, and other third-party funding alternatives including license and collaboration agreements. To raise additional capital or pursue strategic transactions, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock, which will dilute the ownership interest of our current stockholders, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our current stockholders. If we raise additional funds through collaborations, strategic alliances, or marketing, distribution, or licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates, future revenue streams or research programs, or grant licenses on terms that may not be favorable to us or that may reduce the value of our common stock. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce, or terminate our product development or commercialization efforts for our Neuro-Spinal Scaffold implant or any other product candidates that we develop or acquire.

Our ability to use our net operating loss carryforwards and tax credit carryforwards may be limited.

We have generated significant net operating loss carryforwards (“NOLs”), and research and development tax credits, or R&D credits, as a result of our incurrence of losses and our conduct of research activities since inception. We generally are able to carry NOLs and R&D credits forward to reduce our tax liability in future years. Federal NOLs generated on or before December 31, 2017 can generally be carried back two years and carried forward for up to twenty years and can be applied to offset 100% of taxable income in such years.  Under newly enacted federal income tax law, however, federal NOLs incurred in 2018 and in future years may be carried forward indefinitely, but may not be carried back and the deductibility of such federal NOLs is limited to 80% of taxable income in such years.  It is uncertain how various states will respond to the newly enacted federal tax law.

In addition, our ability to utilize the NOLs and R&D credits is subject to the rules of Sections 382 and 383 of the Internal Revenue Code of 1986 (the “Code”), as amended, respectively. Those sections generally restrict the use of NOLs and R&D credits after an “ownership change.” An ownership change occurs if, among other things, the stockholders (or specified groups of stockholders) who own or have owned, directly or indirectly, 5% or more of a corporation’s common stock or are otherwise treated as 5% stockholders under Section 382 of the Code and the United States Treasury Department regulations promulgated thereunder increase their aggregate percentage ownership of that corporation’s stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders over the applicable testing period. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOL carryforwards and Section 383 imposes an annual limitation on the amount of tax a corporation may offset with business credit (including the R&D credit) carryforwards. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOL or R&D credit carryforwards. We have completed several financings since our inception, which may have resulted in a change in control as defined by Sections 382 and 383 of the Code, or could result in a change in control in the future, but we have not completed an analysis of whether a limitation as noted above exists. We have not performed a Section 382 study yet, but we will complete an appropriate analysis before our tax attributes are utilized

The recently passed comprehensive tax reform bill could adversely affect our business and financial condition.

On December 22, 2017, President Trump signed into law new legislation that significantly revises the Code. The newly enacted federal income tax law, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for net interest expense to 30% of adjusted earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, in each case, for losses arising in taxable years beginning after December 31, 2017 (though any such net operating losses may be carried forward indefinitely), one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, elimination of U.S. tax on foreign earnings (subject to certain important exceptions), immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits. Notwithstanding the reduction in the corporate income tax rate, the overall impact of the new federal tax law is uncertain and our business and financial condition could be adversely affected. In addition, it is uncertain how various states will respond to the newly enacted federal tax law. The impact of this tax reform on holders of our common stock is also uncertain and could be adverse. We urge our stockholders to consult with their legal and tax advisors with respect to this legislation and the potential tax consequences of investing in or holding our common stock.

Acquisitions of companies, businesses, or technologies may substantially dilute our stockholders and increase our operating losses.

We may make acquisitions of businesses, technologies, or intellectual property rights that we believe would be necessary, useful, or complementary to our current business. Any such acquisition may require assimilation of the operations, products or product candidates, and personnel of the acquired business and the training and integration of its employees, and could substantially increase our operating costs, without any offsetting increase in revenue. We may also acquire the right to use certain intellectual property through licensing agreements, which could substantially increase our operating costs. Acquisitions and licensing agreements may not provide the intended technological, scientific, or business benefits and could disrupt our operations and divert our limited resources and management’s attention from our current operations, which could harm our existing product development efforts. While we may use cash or equity to finance a future acquisition or licensing agreement, it is likely we would issue equity securities as a significant portion or all of the consideration in any acquisition. The issuance of equity securities for an acquisition could be substantially dilutive to our stockholders. Any investment made in, or funds advanced to, a potential acquisition target could also significantly, adversely affect our results of operations and could further reduce our limited capital resources. Any acquisition or action taken in anticipation of a potential acquisition or other change in business activities could substantially depress the price of our stock. In addition, our results of operations may suffer because of acquisition related costs, or the post-acquisition costs of funding the development of an acquired technology or product candidates or operations of the acquired business, or due to amortization or impairment costs for acquired goodwill and other intangible assets.

Risks Related to the Development, Regulatory Approval, and Commercialization of Our Product Candidates

We are wholly dependent on the success of one product candidate, the Neuro-Spinal Scaffold implant. Even if we are able to complete clinical development and obtain favorable clinical results, we may not be able to obtain regulatory approval for, or successfully commercialize, our Neuro-Spinal Scaffold implant.

We currently have only one product candidate, the Neuro-Spinal Scaffold implant, in clinical development, and our business depends almost entirely on the successful clinical development, regulatory approval, and commercialization of that product candidate, which may never occur. We currently have no products available for sale, generate no revenues from sales of any products, and we may never be able to develop marketable products.

Our Neuro-Spinal Scaffold implant will require substantial additional clinical development, testing, manufacturing process development, and regulatory approval before we are permitted to commence its commercialization. Before obtaining regulatory approval via the Humanitarian Device Exemption (“HDE”) pathway for the commercial sale of any product candidate, we must demonstrate through extensive preclinical testing and clinical trials that the product candidate does not pose an unreasonable or significant risk of illness or injury, and that the probable benefit to health outweighs the risk of injury or illness from its use, taking into account the probable risks and benefits of currently available devices or alternative forms of treatment. Alternatively, if we were to seek premarket approval (“PMA”) for our product candidate, that would require demonstration that the product is safe and effective for use in each target indication. This process can take many years. Of the large number of medical devices in development in the United States, only a small percentage successfully complete the United States Food & Drug Administration (“FDA”) regulatory approval process and are commercialized. Accordingly, even if we are able to obtain the requisite capital to continue to fund our development and clinical programs, we may be unable to successfully develop or commercialize our Neuro-Spinal Scaffold implant or any other product candidate.

The clinical trials of any of our current or future product candidates are, and the manufacturing and marketing of any such product candidates will be, subject to extensive and rigorous review and regulation by the FDA and other government authorities in the United States and in other countries where we intend to test and, if approved, market such product candidates.

We have experienced delays and may experience further delays in our clinical development of our Neuro-Spinal Scaffold implant.  Clinical trials for future product candidates may also experience delays or may not be able to commence.

Before we can obtain regulatory approval for the sale of our Neuro-Spinal Scaffold implant, we must define a clinical path forward and complete the clinical studies that are required as part of that clinical path.   In July 2017, The INSPIRE Study of our Neuro-Spinal Scaffold implant was placed on hold following the third patient death in the trial.  As part of the ongoing discussions with the FDA, we have proposed a randomized controlled trial to supplement the existing clinical evidence for the Neuro-Spinal Scaffold implant.  We do not anticipate reopening enrollment in The INSPIRE Study and we expect to provide clarity on our clinical path forward in the second quarter of 2018.  We are required to obtain FDA approval before we will be permitted to resume any clinical trials with respect to Neuro-Spinal Scaffold implant.  We may not be able to define a clinical path forward successfully, or in a timely manner or that is aligned with our cash resources.   If our proposed randomized controlled trial to supplement the existing clinical evidence for the Neuro-Spinal Scaffold implant is initiated, it may not be successfully completed or may take longer than anticipated because of any number of factors, including potential delays in the enrollment of subjects in the study, the availability of scaffolds to supply to our clinical sites, failure to demonstrate safety and probable benefit of our Neuro-Spinal Scaffold implant, lack of adequate funding to continue the clinical trial, or unforeseen safety issues.  Enrolling patients in any clinical trial of our Neuro-Spinal Scaffold implant will also require the approval of the Institutional Review Boards (“IRB’s) at each clinical site.

In addition, our results may subsequently fail to meet the safety and probable benefit standards required to obtain regulatory approvals. For example, in The INSPIRE Study, two of the 16 patients in follow-up were initially assessed to have improved from complete AIS A SCI to incomplete AIS B SCI, but each was later assessed to have reverted to complete AIS A SCI prior to the patient’s six-month examination. Of these two patients, one patient had converted back to AIS B and the other remained at AIS A at the six-month examination. There is known and published variability in some of the measures used to assess AIS improvement and these measures can vary over time or depending upon the examiner. While we have implemented procedures in our clinical trial to limit such variations, we cannot be certain that regulatory authorities will accept the results of our clinical trials or interpret them the way that we do. Although these reversions are not believed to be related to the scaffold, we submitted information regarding these cases to the FDA for its review.  In addition, we are currently in active discussions with the FDA regarding the set of clinical data that would support a future approval of the product.

In addition, clinical trials can be delayed or aborted for a variety of reasons, including delay or failure to:

•                                          obtain regulatory approval to commence future clinical trials;

•                                          reach agreement on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•                                          obtain IRB approval at each site;

•                                          recruit, enroll, and retain patients through the completion of clinical trials;

•                                          maintain clinical sites in compliance with trial protocols through the completion of clinical trials;

•                                          address patient safety concerns that arise during the course of the trial;

•                                          initiate or add a sufficient number of clinical trial sites; or

•                                          manufacture sufficient quantities of our product candidate for use in clinical trials.

We could encounter delays if a clinical trial is suspended or terminated by us, by the relevant IRB at the sites at which such trials are being conducted, by the Data Safety Monitoring Board for such trial, or by the FDA or other regulatory authorities. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, a problematic inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse events, or changes in laws or regulations.  In addition, regulatory agencies may require an audit with respect to the conduct of a clinical trial, which could cause further delays or increase costs.  For example, in December 2017, we and several of our clinical sites and our CRO were subject to an FDA inspection in association with The INSPIRE Study. At the close of the inspection at InVivo, the FDA issued a Form 483 with two observations relating to our over oversight of clinical trial sites in The INSPIRE Study.  We have sought, and will continue to seek, input from the FDA regarding the scope and timing of our proposed remediation efforts.  We cannot be certain that our proposed remediation efforts will be satisfactory to the FDA or that we will not be subject to additional regulatory action by the FDA.  We anticipate that our remediation efforts will add costs to our clinical development plans.  Any delays in completing our clinical trials will increase our costs, slow down our product candidate development and regulatory review process, and jeopardize our ability to obtain approval and commence product sales and generate revenues. Any of these occurrences may harm our business, financial condition, and prospects significantly.

We may find it difficult to enroll patients in our clinical studies, which could delay or prevent clinical studies of our product candidates.

Identifying and qualifying patients to participate in clinical studies of our product candidates is critical to our success. The timing of our clinical studies depends on the speed at which we can enroll patients to participate in testing our product candidates. If we have difficulty enrolling a sufficient number of patients to conduct our clinical studies as planned, we may need to delay, limit, or terminate ongoing or planned clinical studies, any of which would have an adverse effect on our business.

Patient enrollment is affected by a number of factors including:

•                  severity of the disease, injury, or condition under investigation;

•                  design of the study protocol;

•                  size and nature of the patient population;

•                  eligibility criteria for and design of the study in question;

•                  perceived risks and benefits of the product candidate under study;

•                  proximity and availability of clinical study sites for prospective patients;

•                  availability of competing therapies and clinical studies;

•                  efforts to facilitate timely enrollment in clinical studies;

•                  patient referral practices of physicians; and

•                  ability to monitor patients adequately during and after treatment.

For a period in 2016, as a result of an FDA pre-specified enrollment hold, we were unable to enroll patients in The INSPIRE Study pending FDA authorization to proceed with additional enrollment, which delayed our ability to open new sites and enroll patients at the pace we had anticipated. In addition, as of July 2017, we have halted enrollment in the study and do not anticipate reopening enrollment. We are in the process of discussing an additional randomized study to supplement the previously gathered data.  We may not be able to initiate or continue clinical studies if we cannot enroll a sufficient number of eligible patients to participate in the clinical studies required by regulatory agencies. If we have difficulty enrolling a sufficient number of patients to conduct our clinical studies as planned, we may need to delay, limit, or terminate ongoing or planned clinical studies, any of which would have an adverse effect on our business.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier nonclinical studies and clinical trials may not be predictive of future trial results.

The results of preclinical studies and early clinical trials of new medical devices do not necessarily predict the results of later-stage clinical trials. The design of our clinical trials is based on many assumptions about the expected effects of our product candidates, and if those assumptions are incorrect, the trials may not produce results to support regulatory approval. We are currently pursuing marketing approval via our HDE which requires us to show the device does not pose an unreasonable or significant risk of illness or injury, and that the probable benefit of health outweighs the risk of injury or illness from its use. Preliminary results may not be confirmed upon full analysis of the detailed results of an early clinical trial. Product candidates in later stages of clinical development may fail to show safety and probable benefit sufficient to support intended use claims despite having progressed through initial clinical testing. The data collected from clinical trials of our product candidates may not be sufficient to obtain regulatory approval in the United States or elsewhere. It is also possible that patients enrolled in clinical trials will experience adverse events or unpleasant side effects that are not currently part of the product candidate’s profile. Because of the uncertainties associated with clinical development and regulatory approval, we cannot determine if or when we will have an approved product ready for commercialization or achieve sales or profits.

We must obtain FDA approval before we can sell any of our products in the United States and approval of similar regulatory authorities in countries outside the United States before we can sell our products in such countries. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our products if such approval is denied or delayed.

The development, manufacture, and marketing of our products are subject to government regulation in the United States and other countries. In the United States and most foreign countries, we must complete rigorous preclinical testing and extensive human clinical trials that demonstrate the safety and efficacy of a product in order to apply for regulatory approval to market the product. If the FDA grants regulatory approval of a product, the approval may be limited to specific indications or limited with respect to its distribution. Expanded or additional indications for approved devices may not be approved, which could limit our potential revenues. Foreign regulatory authorities may apply similar or additional limitations or may refuse to grant any approval. Consequently, even if we believe that preclinical and clinical data are sufficient to support regulatory approval for our products, the FDA and foreign regulatory authorities may not ultimately grant approval for commercial sale in any jurisdiction. If our product candidates are not approved, our ability to generate revenues will be limited and our business will be adversely affected.

We are currently pursuing an HDE regulatory pathway in the United States for our Neuro-Spinal Scaffold implant. The HDE requires that there is no other comparable device available to provide therapy for a condition and requires sufficient information for the FDA to determine that the device does not pose an unreasonable or significant risk of illness or injury, and that the probable benefit to health outweighs the risk of injury or illness from its use. The amended protocol for The INSPIRE Study, which was approved in February 2016, established an Objective Performance Criterion (“OPC”), which is a measure of study success used in clinical studies designed to demonstrate safety and probable benefit in support of an HDE approval. The OPC for The INSPIRE Study is currently defined as 25% or more of the patients in the study demonstrating an improvement of at least one AIS grade by six months post-implantation. Although The INSPIRE Study is currently structured with the OPC as the primary criterion for demonstrating probable benefit, the OPC is not the only variable that the FDA would evaluate when reviewing an HDE application. Approval is not guaranteed if the OPC is met, but even if the OPC is not met, the FDA may approve a medical device if probable benefit is supported by a comprehensive review of all clinical endpoints and preclinical results, as demonstrated by the sponsor’s body of evidence.

The FDA had previously recommended that we include a randomized, concurrent control arm in the study and we have proposed a randomized controlled study as part of our ongoing discussions with the FDA.  In addition, as one source of comparator data, we initiated the Contemporary Thoracic SCI Registry Study (the “CONTEMPO Registry Study”), utilizing existing databases and registries, to develop a historical comparator that, to the extent possible, matches patients to those patients enrolled in The INSPIRE Study. There can be no assurance that either our proposed randomized controlled study or the CONTEMPO Registry Study will be successfully completed. Even if we successfully complete our proposed randomized controlled study and the CONTEMPO Registry Study, we cannot be certain that the FDA will agree that these additional studies provide sufficient information for the FDA to determine that the device does not pose an unreasonable or significant risk of illness or injury, and that the probable benefit to health outweighs the risk of injury or illness from its use.   Moreover, analysis of data from the CONTEMPO Registry Study may suggest a higher threshold for evidencing probable benefit. For example, preliminary data from certain registries we are using in the CONTEMPO Registry Study indicate that the conversion rate may be higher than the approximately 15.5% rate from the historical registries that were the basis for the selection of the current OPC for The INSPIRE Study.  In the event our clinical data is not acceptable to the FDA, our ability to obtain approval under the HDE pathway may be delayed or may not be feasible. If the FDA does not approve our product candidates in a timely fashion, or at all, our business and financial condition will be adversely affected.

The 21st Century Cures Act recently increased the upper population limit for an HDE from 4,000 to 8,000, which allows us to potentially request an expansion of our current Humanitarian Use Device (“HUD”) to include additional patient populations beyond our current HUD for complete spinal cord injury (“SCI”). If we choose to pursue such an expansion, this may cause our application to be delayed or cause the FDA to request additional information. In addition, our current study is not designed to support approval beyond complete SCI. Thus, expansion would require additional studies. We cannot be certain that we will be able to increase the potential population that we might be able to treat based on the HDE pathway. If any of these events occur, our business and financial condition will be adversely affected.

There are risks associated with pursuing FDA approval via an HDE pathway, including the possibility that the approval could be withdrawn in the future if the FDA subsequently approves another device for the same intended use, as well as limitations on the ability to profit from sales of the product.

If the FDA subsequently approves a PMA or clears a 510(k) for the HUD or another comparable device with the same indication, the FDA may withdraw the HDE. Once a comparable device becomes legally marketed through PMA approval or 510(k) clearance to treat or diagnose the disease or condition in question, there may no longer be a need for the HUD and so the HUD may no longer meet the requirements of section 520(m)(2)(B) of the Food Drug and Cosmetic Act (“FDCA”).

Except in certain circumstances, products approved under an HDE cannot be sold for an amount that exceeds the costs of research and development, fabrication, and distribution of the device (i.e., for profit). Currently, under section 520(m)(6)(A)(i) of the FDCA, as amended by the Food and Drug Administration Safety and Innovation Act, an HUD is only eligible to be sold for profit after receiving HDE approval if the device (1) is intended for the treatment or diagnosis of a disease or condition that occurs in pediatric patients or in a pediatric subpopulation, and such device is labeled for use in pediatric patients or in a pediatric subpopulation in which the disease or condition occurs; or (2) is intended for the treatment or diagnosis of a disease or condition that does not occur in pediatric patients or that occurs in pediatric patients in such numbers that the development of the device for such patients is impossible, highly impracticable, or unsafe. If an HDE-approved device does not meet either of the eligibility criteria, the device cannot be sold for profit. With enactment of the FDA Reauthorization Act of 2017, Congress provided that the exemption for HUD/HDE profitability is available as long as the request for an exemption is submitted on or before October 1, 2022.

Some of our future products may be viewed by the FDA as combination products and the review of combination products is often more complex and more time consuming than the review of other types of products.

Our future products may be regulated by the FDA as combination products. As explained above in the Government Regulation section, for a combination product, the FDA must determine which center or centers within the FDA will review the product candidate and under what legal authority the product candidate will be reviewed. The process of obtaining FDA marketing clearance or approval is lengthy, expensive, and uncertain, and we cannot be sure that any of our combination products, or any other products, will be cleared or approved in a timely fashion, or at all. In addition, the review of combination products is often more complex and more time consuming than the review of a product candidate under the jurisdiction of only one center within the FDA. We cannot be sure that the FDA will not select to have our combination products reviewed and regulated by only one FDA center and/or different legal authority, in which case the path to regulatory approval would be different and could be more lengthy and costly. If the FDA does not approve or clear our products in a timely fashion, or at all, our business and financial condition will be adversely affected.

We may face substantial competition, which may result in others discovering, developing, or commercializing products before or more successfully than we do.

In general, the biotechnology industry is subject to intense competition and rapid and significant technological change. We have many potential competitors, including major drug companies, specialized biotechnology firms, academic institutions, government agencies, and private and public research institutions. Many of these competitors have significantly greater financial and technical resources than us, and superior experience and expertise in research and development, preclinical testing, design and implementation of clinical trials, regulatory processes and approval for products, production and manufacturing, and sales and marketing of approved products. Large and established companies compete in the biotechnology market. In particular, these companies have greater experience and expertise in securing government contracts and grants to support their research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, manufacturing such products on a broad scale, and marketing approved products. Smaller or early-stage companies and research institutions may also prove to be significant competitors, particularly if they have collaborative arrangements with larger and more established biotechnology companies. We will also face competition from these parties in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites, and registering subjects for clinical trials.

In order to effectively compete, we will have to make substantial investments in development, clinical testing, manufacturing, and sales and marketing, or partner with one or more established companies. There is no assurance that we will be successful in having our products approved or gaining significant market share for any of our products. Our technologies and products also may be rendered obsolete or noncompetitive as a result of products introduced by our competitors.

The results of our clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

Our ongoing research and development, preclinical testing, and clinical trial activities are subject to extensive regulation and review by numerous governmental authorities both in the United States and abroad.  Clinical studies must be conducted in compliance with FDA regulations or the FDA may take enforcement action. The data collected from these clinical studies may ultimately be used to support market clearance for these products. Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims or that the FDA will agree with our conclusions regarding them. Success in preclinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the later trials will replicate the results of prior trials and preclinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses, which could cause us to abandon a product candidate and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

If approved, our products will require market acceptance to be successful. Failure to gain market acceptance would impact our revenues and may materially impair our ability to continue our business.

Even if we receive regulatory approvals for the commercial sale of our product candidates, the commercial success of our products will depend on, among other things, their acceptance by physicians, patients, third-party payers such as health insurance companies, and other members of the medical community as a therapeutic and cost-effective alternative to competing products and treatments. Physicians and hospitals will need to establish training and procedures to utilize and implement our Neuro-Spinal Scaffold implant, and there can be no assurance that these parties will adopt the use of our device or develop sufficient training and procedures to properly utilize it. Market acceptance of, and demand for, any product that we may develop and commercialize will depend on many factors, both within and outside of our control. Payers may view new products or products that have only recently been launched or with limited clinical data available, as investigational, unproven, or experimental, and on that basis may deny coverage of procedures involving use of our products. If our product candidates fail to gain market acceptance, we may be unable to earn sufficient revenue to continue our business.

If we or our suppliers fail to comply with FDA regulatory requirements, or if we experience unanticipated problems with any approved products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain regulatory approval, and the manufacturing processes, reporting requirements, post-approval clinical data, and promotional activities for such product, will be subject to continued regulatory review and oversight by the FDA. In particular, we and our third-party suppliers will be required to comply with the FDA’s Quality System Regulations (“QSRs”). These FDA regulations cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage, and shipping of products. Compliance with applicable regulatory requirements is subject to continual review and is monitored rigorously through periodic inspections by the FDA. If we, or our manufacturers, fail to adhere to QSR requirements, this could delay production of our product candidates and lead to fines, difficulties in obtaining regulatory clearances, recalls, enforcement actions, including injunctive relief or consent decrees, or other consequences, which could, in turn, have a material adverse effect on our financial condition and results of operations.

In addition, we and our suppliers are required to comply with Good Manufacturing Practices and Good Tissue Practices with respect to any human cells and biologic products we may develop, and International Standards Organization regulations for the manufacture of our products, and other regulations which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage, and shipping of any product for which we obtain clearance or approval. Manufacturing may also be subject to controls by the FDA for parts of the combination products that the FDA may find are controlled by the biologics regulations.

The FDA audits compliance with the QSR and other similar regulatory requirements through periodic announced and unannounced inspections of manufacturing and other facilities. The failure by us or one of our suppliers to comply with applicable statutes and regulations administered by the FDA, or the failure to timely and adequately respond to any adverse inspectional observations or product safety issues, could result in any of the following enforcement actions:

•                  untitled letters, warning letters, fines, injunctions, consent decrees, and civil penalties;

•                  unanticipated expenditures to address or defend such actions;

•                  customer notifications or repair, replacement, refunds, recall, detention, or seizure of our products;

•                  operating restrictions or partial suspension or total shutdown of production;

•                  refusing or delaying our requests for premarket approval of new products or modified products;

•                  withdrawing PMA approvals that have already been granted;

•                  refusal to grant export approval for our products; or

•                  criminal prosecution.

Any of these sanctions could have a material adverse effect on our reputation, business, results of operations, and financial condition.

Our products and operations are subject to extensive governmental regulation both in the United States and abroad, and our failure to comply with applicable requirements could cause our business to suffer.

Our medical device and biologic products and operations are subject to extensive regulation by the FDA and various other federal, state, and foreign governmental authorities. For example, we expect to initiate a clinical trial in Canada and will be subject to applicable Canadian regulations as we initiate and conduct that trial. Government regulation of medical devices and biologic products is meant to assure their safety and effectiveness, and includes regulation of, among other things:

•                  design, development, and manufacturing;

•                  testing, labeling, content, and language of instructions for use and storage;

•                  clinical trials;

•                  product safety;

•                  marketing, sales, and distribution;

•                  regulatory clearances and approvals including premarket clearance and approval;

•                  conformity assessment procedures;

•                  product traceability and record keeping procedures;

•                  advertising and promotion;

•                  product complaints, complaint reporting, recalls, and field safety corrective actions;

•                  post-market surveillance, including reporting of deaths or serious injuries, and malfunctions that, if they were to recur, could lead to death or serious injury;

•                  post-market studies; and

•                  product import and export.

The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could impede our ability to carry on or expand our operations and could result in higher than anticipated costs or lower than anticipated sales.

Before we can market or sell a new regulated medical device product in the United States, we must obtain clearance under Section 510(k) of the FDCA, approval of a PMA, or approval of an HDE, unless the device is specifically exempt from premarket review. Our Neuro-Spinal Scaffold implant is expected to be regulated by the FDA as a Class III medical device, requiring either PMA or HDE approval. An HUD designation was granted for the Neuro-Spinal Scaffold implant in 2013, opening the HDE pathway.

In the PMA approval process, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing, and labeling data. Modifications to products that are approved through a PMA generally need FDA approval. The process of obtaining a PMA is costly and generally takes from one to three years, or even longer, from the time the application is submitted to the FDA until an approval is obtained.

An HDE application is similar in form and content to a PMA and, although exempt from the effectiveness requirements of a PMA, an HDE does require sufficient information for the FDA to determine that the device does not pose an unreasonable or significant risk of illness or injury, and that the probable benefit to health outweighs the risk of injury or illness from its use. Like a PMA, changes to HDE devices generally need FDA approval.

Biological products must satisfy the requirements of the Public Health Services Act and its implementing regulations. In order for a biologic product to be legally marketed in the U.S., the product must have a BLA approved by the FDA. The testing and approval process requires substantial time, effort, and financial resources, and each may take several years to complete.

The FDA can delay, limit, or deny clearance or approval of a product for many reasons, including:

•                                          we may not be able to demonstrate to the FDA’s satisfaction that our products are safe and effective for their intended uses;

•                                          the data from our preclinical studies and clinical trials may be insufficient to support clearance or approval, where required; and

•                                          the manufacturing process or facilities we use may not meet applicable requirements.

In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions that may prevent or delay approval or clearance of our products under development or impact our ability to modify our currently approved or cleared products on a timely basis.

Further, even after we have obtained the proper regulatory clearance or approval to market a product, the FDA may require us to conduct post-marketing studies. Failure to conduct required studies in a timely manner could result in the revocation of approval for the product that is subject to such a requirement and could also result in the recall or withdrawal of the product, which would prevent us from generating sales from that product in the United States.

Failure to comply with applicable laws and regulations could jeopardize our ability to sell our products and result in enforcement actions such as:

•                                          warning letters;

•                                          fines;

•                                          injunctions;

•                                          civil penalties;

•                                          termination of distribution;

•                                          recalls or seizures of products;

•                                          delays in the introduction of products into the market;

•                                          total or partial suspension of production;

•                                          refusal of the FDA or other regulators to grant future clearances or approvals;

•                                          withdrawals or suspensions of current clearances or approvals, resulting in prohibitions on sales of our products; and/or

•                                          in the most serious cases, criminal penalties.

Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and have a material adverse effect on our reputation, business, results of operations, and financial condition.

If our products, or the malfunction of our products, cause or contribute to a death or a serious injury before or after approval, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA medical device reporting regulations, medical device manufacturers with approved products are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. Any such serious adverse event involving our products could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. In the context of our ongoing clinical trial, we report adverse events to the FDA in accordance with IDE regulations and to other relevant regulatory authorities in accordance with applicable national and local regulations. Any corrective action, whether voluntary or involuntary, and either pre- or post-market, needed to address any serious adverse events will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

Our products, once approved, may in the future be subject to product recalls. A recall of our products, either voluntarily or at the direction of the FDA, or the discovery of serious safety issues with our products, could have a significant adverse impact on us.

If our products are approved for commercialization, the FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the decision to require a recall must be based on an FDA finding that there is reasonable probability that the device would cause serious injury or death. A government-mandated or voluntary recall by us or one of our partners could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing errors, design or labeling defects, or other deficiencies and issues. Recalls of any of our commercialized products would divert managerial and financial resources and have an adverse effect on our reputation, results of operations, and financial condition, which could impair our ability to manufacture our products in a cost-effective and timely manner in order to meet our customers’ demands. We may also be subject to liability claims, be required to bear other costs, or take other actions that may have a negative impact on our future sales and our ability to generate profits.

If we obtain approval for our products, we may be subject to enforcement action if we engage in improper marketing or promotion of our products.

We are not permitted to promote or market our investigational products. After approval, our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition of the promotion of unapproved, or off-label, use. Surgeons may use our products off-label, as the FDA does not restrict or regulate a surgeon’s choice of treatment within the practice of medicine. However, if the FDA determines that our promotional materials or training constitutes promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine, or criminal penalties. It is also possible that other federal, state, or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an off-label use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged and adoption of the products could be impaired. In addition, the off-label use of our products may increase the risk of product liability claims. Product liability claims are expensive to defend and could divert our management’s attention, result in substantial damage awards against us, and harm our reputation.

If we obtain approval for our products, their commercial success will depend in part upon the level of reimbursement we receive from third parties for the cost of our products to users.

The commercial success of any product will depend, in part, on the extent to which reimbursement for the costs of our products and related treatments will be available from third-party payers such as government health administration authorities, private health insurers, managed care programs, and other organizations. Adequate third-party insurance coverage may not be available for us to establish and maintain price levels that are sufficient for us to continue our business or for realization of an appropriate return on investment in product development.

Legislative or regulatory reform of the healthcare systems in which we operate may affect our ability to commercialize our product candidates and could adversely affect our business.

The government and regulatory authorities in the United States, the European Union, and other markets in which we plan to commercialize our product candidates may propose and adopt new legislation and regulatory requirements relating to the approval, CE marking, manufacturing, promotion, or reimbursement of medical device and biologic products. It is impossible to predict whether legislative changes will be enacted or applicable regulations, guidance, or interpretations changed, and what the impact of such changes, if any, may be. Such legislation or regulatory requirements, or the failure to comply with such, could adversely impact our operations and could have a material adverse effect on our business, financial condition, and results of operations.

For example, in the United States, legislative changes have been enacted in the past and further changes are proposed that would impact the Affordable Care Act. These new laws may result in additional reductions in Medicare and other healthcare funding. Beginning April 1, 2013, Medicare payments for all items and services, including drugs and biologics, were reduced by 2% under the sequestration (i.e., automatic spending reductions) required by the Budget Control Act of 2011, as amended by the American Taxpayer Relief Act of 2012. Subsequent legislation extended the 2% reduction, on average, to 2025. It is likely that federal and state legislatures within the United States and foreign governments will continue to consider changes to existing healthcare legislation. The Affordable Care Act has faced ongoing legal challenges, including litigation seeking to invalidate some of or all of the law or the manner in which it has been implemented. With the new Presidential administration and Congress, there have been, and may be additional, legislative changes affecting the Affordable Care Act, including repeal of certain provisions of the Affordable Care Act.  It remains to be seen, however, precisely what impact legislation to date and any future legislation will have on the availability of healthcare and containing or reducing healthcare costs. We cannot predict the reform initiatives that may be adopted in the future or whether initiatives that have been adopted will be repealed or modified.  We cannot quantify or predict with any certainty the likely impact of the

Affordable Care Act, its amendment or repeal, or any alternative or related legislation, or any implementation of any such legislation, on our business model, prospects, financial condition, and results of operations.

In addition, in June 2016, eligible members of the electorate in the United Kingdom decided by referendum to exit the European Union, which is commonly referred to as Brexit. On March 29, 2017, the country formally notified the European Union of its intention to withdraw pursuant to Article 50 of the Lisbon Treaty. Since a significant proportion of the regulatory framework in the United Kingdom is derived from European Union directives and regulations, the referendum could materially impact the regulatory regime with respect to the approval of our product candidates in the United Kingdom or the European Union. We are currently planning to open sites for The INSPIRE Study and anticipate that we will be subject to applicable U.K. regulations. Because of the continued uncertainty about the effects, implementation, or potential repeal of Brexit, we cannot quantify or predict with any certainty the likely impact of Brexit or related legislation on our business model, prospects, financial condition, and results of operations.

These and other legislative and regulatory changes that have been or may be proposed in the future may impact our ability to successfully commercialize our product candidates.

We have limited experience manufacturing our Neuro-Spinal Scaffold implant for clinical-study scale and no experience for commercial scale.

To date, we have manufactured our Neuro-Spinal Scaffold implant on a small scale, including sufficient supply that is needed for our clinical studies. We may encounter unanticipated problems in the scale-up process that will result in delays in the manufacturing of the Neuro-Spinal Scaffold implant and therefore delay our clinical studies. During our clinical trials, we are subject to FDA regulations requiring manufacturing of our scaffolds with the FDA requirements for design controls and subject to inspections by regulatory agencies. Our failure to comply with applicable regulations may result in delays and interruptions to our product supply while we seek to secure another supplier that meets all regulatory requirements. If we are unable to scale up our manufacturing to meet requirements for our clinical studies, we may be required to rely on contract manufacturers. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured the product ourselves, including the possible breach of the manufacturing agreements by the third parties because of factors beyond our control, and the possibility of termination or nonrenewal of the agreements by the third parties because of our breach of the manufacturing agreement or based on their own business priorities.

Risks Related to Our Intellectual Property

We license certain technology underlying the development of our Neuro-Spinal Scaffold implant from BCH and MIT, and the loss of the license would result in a material adverse effect on our business, financial position, and operating results and cause the market value of our common stock to decline.

We license technology from Boston Children’s Hospital (“BCH”) and the Massachusetts Institute of Technology (“MIT”) that is integrated into our Neuro-Spinal Scaffold implant under an exclusive license. Under the license agreement, we have agreed to milestone payments and to meet certain reporting obligations. In the event that we were to breach any of the obligations under the agreement and fail to timely cure, BCH and MIT would have the right to terminate the agreement upon notice. In addition, BCH and MIT have the right to terminate our license upon the bankruptcy or receivership of the Company. If we are unable to continue to use or license this technology on reasonable terms, or if this technology fails to operate properly, we may not be able to secure alternatives in a timely manner and our ability to develop our products could be harmed.

If we cannot protect, maintain and, if necessary, enforce our intellectual property rights, our ability to develop and commercialize products will be adversely impacted.

Our success, in large part, depends on our ability to protect and maintain the proprietary nature of our technology. We and our licensors must prosecute and maintain our existing patents and obtain new patents. Some of our proprietary information may not be patentable, and there can be no assurance that others will not utilize similar or superior solutions to compete with us. We cannot guarantee that we will develop proprietary products that are patentable, and that, if issued, any patent will give a competitive advantage or that such patent will not be challenged by third parties. The process of obtaining patents can be time consuming with no certainty of success, as a patent may not issue or may not have sufficient scope or strength to protect the intellectual property it was intended to protect. We cannot assure you that our means of protecting our proprietary rights will suffice or that others will not independently develop competitive technology or design around patents or other intellectual property rights issued to us. Even if a patent is issued, it does not guarantee that it is valid or enforceable. Any patents that we or our licensors have obtained or obtain in the future may be challenged, invalidated, or unenforceable. If necessary, we may initiate actions to protect our intellectual property, which can be costly and time consuming.

If third parties successfully claim that we infringe their intellectual property rights, our ability to continue to develop and commercialize products could be delayed or prevented.

Third parties may claim that we or our licensors are infringing on or misappropriating their proprietary information. Other organizations are engaged in research and product development efforts that may overlap with our products. Such third parties may currently have, or may obtain in the future, legally blocking proprietary rights, including patent rights, in one or more products or methods under development or consideration by us. These rights may prevent us from commercializing products, or may require us to obtain a license from the organizations to use the technology. We may not be able to obtain any such licenses that may be required on reasonable financial terms, if at all, and cannot be sure that the patents underlying any such licenses will be valid or enforceable. There may be rights that we are not aware of, including applications that have been filed but not published that, when issued, could be asserted against us. These third parties could bring claims against us that would cause us to incur substantial expenses and, if successful, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research and development of the product that is the subject of the suit. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our trade secrets or other confidential information could be compromised by disclosure during this type of litigation.

Risks Related to our Dependence on Third Parties

We will depend upon strategic relationships to develop, exploit, and manufacture our products. If these relationships are not successful, we may not be able to capitalize on the market potential of these products.

The near and long-term viability of our products will depend, in part, on our ability to successfully establish new strategic collaborations with biotechnology companies, hospitals, insurance companies, and government agencies. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory, or intellectual property position. If we fail to establish a sufficient number of collaborations on acceptable terms, we may not be able to commercialize our products or generate sufficient revenue to fund further research and development efforts.

Even if we establish new collaborations, these relationships may never result in the successful development or commercialization of any of our product candidates for reasons both within and outside of our control.

There are a limited number of suppliers that can provide materials to us. Any problems encountered by such suppliers may detrimentally impact us.

We rely on third-party suppliers and vendors for certain of the materials used in the manufacture of our products or other of our product candidates. Any significant problem experienced by one of our suppliers could result in a delay or interruption in the supply of materials to us until such supplier resolves the problem or an alternative source of supply is located. Any delay or interruption could negatively affect our operations.

If the third parties on which we rely to conduct our laboratory testing, animal, and human clinical trials do not perform as contractually required or expected, we may not be able to obtain regulatory approval for or commercialize our products.

We have been, and will continue to be, dependent on third-party CROs, medical institutions, investigators, and contract laboratories to conduct certain of our laboratory testing, animal and human clinical studies.  We are responsible for confirming that each of our clinical trials is conducted in accordance with our approved plan and protocol. Moreover, the FDA and foreign regulatory agencies require us to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. Our reliance on these third parties does not relieve us of these responsibilities and requirements. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our preclinical development activities or clinical trials may be extended, delayed, suspended, or terminated, and we may not be able to obtain regulatory approval or successfully commercialize our products on a timely basis, if at all, and our business, operating results, and prospects may be adversely affected.

Risks Related to Employee Matters and Managing Growth

Our success depends on our ability to retain our management and other key personnel.

We depend on our senior management as well as key scientific personnel.  We have implemented restructurings that have reduced our workforce, leaving only key positions filled, and Tamara Joseph, our Senior Vice President, General Counsel and Chief Compliance Officer, will be departing effective February 7, 2018, at which point she will provide consulting services only on an as-needed basis. We have only recently appointed an Acting Chief Executive Officer. The loss of any members of senior management or key scientific personnel could harm our business and significantly delay or prevent the achievement of research, development, or business objectives. Competition for qualified employees is intense among biotechnology companies, and the loss of qualified employees, or an inability to attract, retain, and motivate additional highly skilled employees could hinder our ability to successfully develop marketable products.

Our future success also depends on our ability to identify, attract, hire, train, retain, and motivate other highly skilled scientific, technical, marketing, managerial, and financial personnel. Although we will seek to hire and retain qualified personnel with experience and abilities commensurate with our needs, there is no assurance that we will succeed despite our collective efforts. The loss of the services of any of our senior management or other key personnel could hinder our ability to fulfill our business plan and further develop and commercialize our products and services. Competition for personnel is intense, and any failure to attract and retain the necessary technical, marketing, managerial, and financial personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations.

We may be subject to claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties.

We have received confidential and proprietary information from collaborators, prospective licensees, and other third parties. In addition, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies. We may be subject to claims that we or our employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed confidential information of these third parties or our employees’ former employers. We may also be subject to claims that former employees, collaborators, or other third parties have an ownership interest in our patents or other intellectual property. We may be subject to ownership disputes in the future arising, for example, from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against these claims, litigation could result in substantial cost and be a distraction to our management and employees.

Risks Related to Litigation and Legal Compliance

We are, and in the past have been, subject to lawsuits, which could divert management’s attention and harm our business.

We are involved in litigation with our former Chairman, Chief Executive Officer, and Chief Financial Officer. We were previously the subject of a securities derivative lawsuit and a securities class action lawsuit, both of which were dismissed in January 2017. We may face additional lawsuits, including class action or securities derivative lawsuits. The amount of time that is required to resolve these lawsuits is unpredictable and any lawsuits may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations, and cash flows. Any litigation or claim against us, even those without merit, may cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business and harm our reputation. See “Legal Proceedings” in our Form 10-Q for the quarter ended September 30, 2017 for further information regarding our litigation.

We face potential product liability claims, and, if successful claims are brought against us, we may incur substantial liability and costs.

We will have exposure to claims for product liability. Product liability coverage for the healthcare industry is expensive and sometimes difficult to obtain. We may not be able to maintain such insurance on acceptable terms or be able to secure increased coverage if the commercialization of our products progresses, nor can we be sure that existing or future claims against us will be covered by our product liability insurance. Moreover, the existing coverage of our insurance policy or any rights of indemnification and contribution that we may have may not be sufficient to offset existing or future claims. A successful claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable terms, if at all. Even if a claim is not successful, defending such a claim would be time-consuming and expensive, may damage our reputation in the marketplace, and would likely divert our management’s attention.

We are subject to environmental, health, and safety laws. Failure to comply with such environmental, health, and safety laws could cause us to become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

We are subject to various environmental, health, and safety laws and regulations, including those relating to safe working conditions, laboratory, and manufacturing practices, the experimental use of animals and humans, emissions and wastewater discharges, and the use and disposal of hazardous or potentially hazardous substances used in connection with our research. Any of these laws or regulations could cause us to incur additional expense or restrict our operations. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research and development efforts.

Our relationships with customers and third party payers will be subject to applicable anti-kickback, fraud and abuse, and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, program exclusion, contractual damages, reputational harm, and diminished profits and future earnings.

Healthcare providers, physicians, and third party payers will play a primary role in the recommendation and use of our products and any other product candidates for which we obtain marketing approval. Our future arrangements with healthcare providers, physicians, and third party payers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell, and distribute any products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations include the following:

•                                          the federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving, or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order, or recommendation or arranging of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid;

•                                          the federal False Claims Act imposes criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, false or fraudulent claims for payment by a federal healthcare program or making a false statement or record material to payment of a false claim or avoiding, decreasing, or concealing an obligation to pay money to the federal government, with potential liability including mandatory treble damages and significant per-claim penalties;

•                                          the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

•                                          HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act and its implementing regulations, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security, and transmission of individually identifiable health information;

•                                          the federal Physician Payments Sunshine Act requires applicable manufacturers of covered products to report payments and other transfers of value to physicians and teaching hospitals; and

•                                          analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws and transparency statutes, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third party payers, including private insurers.

Some state laws require device companies to comply with the industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government and may require product manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures. State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

If our operations are found to be in violation of any of the laws described above or any governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment, or restructuring of our operations could adversely affect our financial results. If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations, or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal, and administrative penalties, damages, fines, imprisonment, exclusion of products from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil, or administrative sanctions, including exclusions from government funded healthcare programs.

Risks Related to Investment in Our Securities

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

•                                          the status, completion, and/or results of our clinical trials;

•                                          actual or anticipated variations in our operating results;

•                                          announcements of developments by us or our competitors;

•                                          regulatory actions regarding our products;

•                                          announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, or capital commitments;

•                                          adoption of new accounting standards affecting our industry;

•                                          additions or departures of key personnel;

•                                          sales of our common stock or other securities in the open market; and

•                                          other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

If we fail to meet the requirements for continued listing on the Nasdaq Global Market, our common stock could be delisted from trading, which would decrease the liquidity of our common stock and our ability to raise additional capital.

Our common stock is currently listed for quotation on the Nasdaq Global Market. We are required to meet specified financial requirements in order to maintain our listing on the Nasdaq Global Market. One such requirement is that we maintain a minimum bid price of at least $1.00 per share for our common stock. On January 23, 2018 we received a deficiency letter from the Listings Qualifications Department of the Nasdaq Stock Market notifying us that, for the last 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market, or the Bid Price Rule.  We have been provided an initial period of 180 calendar days, or until July 23, 2018, or the Compliance Date, to regain compliance with the Bid Price Rule.  If we do not regain compliance with the Bid Price Rule by the Compliance Date, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would need to transfer the listing of our common stock to the Nasdaq Capital Market, provided that we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market, with the exception of its bid price requirement, or, if we fail to meet its listing requirements, the OTC Bulletin Board. Any potential delisting of our common stock from the Nasdaq Global Market would make it more difficult for our stockholders to sell our stock in the public market and would likely result in decreased liquidity and increased volatility for our common stock.

Anti-takeover effects of certain provisions of our articles of incorporation and Nevada state law may discourage or prevent a takeover.

Our articles of incorporation divide our Board of Directors into three classes, with three-year staggered terms. The classified board provision could increase the likelihood that, in the event an outside party acquired a controlling block of our stock, incumbent directors nevertheless would retain their positions for a substantial period, which may have the effect of discouraging, delaying, or preventing a change in control. In addition, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations, or Nevada corporations that elect to be subject to the law, and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the transaction by which the stockholder becomes an interested stockholder in advance, or the proposed combination in advance of the stockholder becoming an interested stockholder.  The proposed combination may be approved after the stockholder becomes an interested stockholder with preapproval by the board of directors and a vote at a special or annual meeting of stockholders holding at least 60% of the voting power not owned by the interested stockholder or his/her/ its affiliates or associates.  After the two-year moratorium period, additional stockholder approvals or fair value requirements must be met by the interested shareholder up to four years after the stockholder became an interested stockholder. In addition, we may become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. Currently, we believe that we have less than 100 stockholders of record who are residents of Nevada, and are therefore not subject to the control share laws..

The provisions of our articles of incorporation and Nevada’s business combination and control share laws make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in our stockholders’ interest or might result in a premium over the market price for our common stock.